UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2014

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 14, 2014, Thomas R. Voss advised the Board of Directors (the “Board”) of Ameren Corporation (“Ameren”) of his intention to retire from his position as President of Ameren, effective February 14, 2014, as Chief Executive Officer of Ameren on April 24, 2014 and Chairman of the Board and member of the Board of Ameren, effective July 1, 2014.

(c) Also on February 14, 2014, the Board made the following director and officer appointments:

Effective as of February 14, 2014, Warner L. Baxter, age 52, became President of Ameren and a member of the Board. Mr. Baxter fills a vacancy created by the increase in the size of the Board from 11 to 12 members. Effective as of April 24, 2014, Mr. Baxter will succeed Mr. Voss as Chief Executive Officer of Ameren. The Board expects that Mr. Baxter will succeed Mr. Voss as Chairman of the Board of Ameren. Mr. Voss has been considering possible retirement plans, and the Board has been planning for this possibility. The Board reached its decision in accordance with Ameren’s Corporate Governance Guidelines.

Mr. Baxter is currently the Chairman, President and Chief Executive Officer of Union Electric Company, doing business as Ameren Missouri, and will continue serving in such roles until a successor is named. From 2003 to 2009, Mr. Baxter was Executive Vice President and Chief Financial Officer of Ameren, where he led the finance, strategic planning and business risk management functions of Ameren. From 2007 to 2009, Mr. Baxter also served as the Chairman, President and Chief Executive Officer of Ameren Services Company. Mr. Baxter originally joined Ameren in August 1995 as Assistant Controller. During his tenure at Ameren he has also served as Senior Vice President, Finance of Ameren and as Vice President and Controller of Ameren and Ameren Services. Based primarily upon Mr. Baxter’s extensive executive management experience, strong strategic planning, accounting, financial and administrative skills and experience, and tenure with Ameren (and its current and former affiliates), the Board concluded that Mr. Baxter should serve as a director of Ameren. Mr. Baxter is not currently expected to serve on any committees of the Board. There have been no transactions between Mr. Baxter and Ameren during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Effective April 24, 2014, Mr. Baxter’s base salary will be increased from $642,000 to $950,000. In addition, effective April 24, 2014, Mr. Baxter’s short-term incentive target opportunity (as a percentage of base salary) under the 2014 Executive Incentive Plan (the “2014 EIP”) will be increased from 70% to 100%. The payout under Mr. Baxter’s 2014 EIP will be prorated such that, from January 1, 2014 to April 23, 2014, such payout will be calculated based on his existing base salary and target opportunity, and from April 24, 2014 to December 31, 2014, such payout will be calculated based on his increased base salary and target opportunity. Mr. Baxter’s long-term incentive target opportunity (as a percentage of his increased base salary) under his existing 2014 Performance Share Unit Program award will be increased from 175% to 325%. To effect this increase on a prorated basis, on April 24, 2014, Mr. Baxter will receive an additional grant of Performance Share Units with a grant date fair value of $1,344,746 and a performance period beginning on January 1, 2014 and ending on December 31, 2016.

ITEM 7.01	Regulation FD Disclosure.

On February 18, 2014, Ameren issued a press release announcing the director and officer changes described under Item 5.02 above.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of Ameren under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

99.1	Press release, dated February 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION (Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: February 18, 2014

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